UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 21, 2021

Newmont Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.)

6900 E. Layton Avenue, Denver, CO 80237

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $1.60 per share	NEM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2021, the Board of Directors (the “Board”) of Newmont Corporation ( the “Company” or “Newmont”) approved the increase of the size of the Board from 11 to 13 members and appointed Emma FitzGerald and Mary Laschinger to serve on the Board as independent directors, effective December 1, 2021. Dr. FitzGerald was appointed to serve on the Safety and Sustainability Committee of the Board, and Ms. Laschinger was appointed to serve on the Leadership Development and Compensation Committee of the Board.

There are no special arrangements or understandings between these new directors and any other persons pursuant to which either new director was selected for election. There have been no transactions with related persons in which either Dr. FitzGerald or Ms. Laschinger had a direct or indirect interest required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with their election to the Board, each of Dr. FitzGerald and Ms. Laschinger will be granted a director stock award under the Company’s 2020 Stock Incentive Plan, representing a pro rata allocation based upon appointment date of the annual director stock award and will receive compensation as non-employee directors in accordance with the Company's director compensation program as described in its 2021 Proxy Statement, dated March 17, 2021.

Emma FitzGerald, 54, served as Chief Executive Officer of Puma Energy International, a global energy business, focused on delivering energy solutions in Central America, Africa and Asia, from January 2019 to May 2021. Prior to joining Puma Energy, Dr. FitzGerald served as Executive Director of Severn Trent plc, a UK water & waste services business, from 2015 to 2018. From 2013 to 2015 she served as Chief Executive Officer of gas distribution at National Grid plc, a UK utility, and prior to that she spent over 20 years with Royal Dutch Shell in various senior leadership roles in the Downstream businesses. Dr. FitzGerald holds a MA from Oxford University, MBA from Manchester Business School and DPhil in Physical Sciences from Oxford University. She is a member of the Board of UPM Kymmene oyj, the Biofore Company, and serves on the Audit and Remuneration Committees. She is also a member of the Board of Seplat Energy plc, where she serves on the Finance, Energy Transition and Sustainability Committees. She is a portfolio advisor with Oxford Science Enterprises and a mentor on the Creative Destruction Lab Climate stream to help accelerate innovations supporting the energy transition. She also acts as an expert advisor to the World Economic Forum.

Ms. Mary Laschinger, age 61, served as Chair and Chief Executive Officer of Veritiv Corporation, a Fortune 500 business-to-business distribution solutions company, from July 2014 until her retirement in September 2020. Previously, Ms. Laschinger served as Senior Vice President of International Paper Company from 2007 to July 2014, and as President of the xpedx distribution business from January 2010 to July 2014. She also served as President of the Europe, Middle East, Africa and Russia businesses at International Paper from 2005 until 2010, as well as in other senior management roles in sales, marketing, manufacturing and supply chain throughout the organization. Ms. Laschinger holds a bachelor’s degree in business from the University of Wisconsin and an MBA from the University of Connecticut. She has also completed postgraduate studies in executive management at the Kellogg School of Management at Northwestern University. Ms. Laschinger currently serves as the Chair of the Compensation and Talent Management Committee of Kellogg Company and is a member of the Nominating & Governance and Executive Committees. She is also a current Director on the Board of the Federal Reserve Bank of Atlanta where she Chairs the Audit & Operational Risk Committee. Previously, she served as Chair of the Board of Veritiv Corporation.

For additional information, please see the news release attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	News Release, dated November 23, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Logan Hennessey
Name:	Logan Hennessey
Title:	Vice President, Associate General Counsel and Corporate Secretary

Dated: November 23, 2021